Exhibit 10.78

5847 San Felipe, Suite 2600
P. O. Box 572887
Houston, Texas 77257-2887
713 975-7600

April 3, 1996

Mr. Ezra G. Levin
Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
919 Third Avenue, 40th Floor
New York, New York 10022

RE:	LETTER AMENDMENT TO NON-EMPLOYEE DIRECTOR DEFERRED FEE AGREEMENT

Dear Mr. Levin:

By mutual agreement, this letter (the “Letter Agreement”) will serve as an amendment to that certain Deferred Fee Agreement dated as of September 1, 1994 (the “Agreement”), between MAXXAM Inc. (the “Corporation”) and you, as a non-employee director of the Corporation. Section 3(b) of the Agreement be and hereby is amended to read as follows:

“(b)	None	25%	X	50%	75%	100%”

of the standing balance credited to the Deferred Account as of the last business day of each month shall be increased by an amount reflecting interest on such balance for such month calculated using one-twelfth of the Prime Rate plus 2 % on the first day of such month. For this purpose the “Prime Rate” shall mean the highest prime rate (or base rate) reported for such date in the Money Rates column or section of The Wall Street Journal as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of such date. In the event The Wall Street Journal ceases publication of such rate, the “Prime Rate” shall mean the prime rate (or base rate) reported for such date in such other publication that publishes such prime rate information as the Company may choose to rely upon.”

Mr. Ezra G. Levin
RE: Letter Amendment to Non employee
Director Deferred Fee Agreement
April 3, 1996

Please sign the enclosed second original of this Letter Agreement and return it to us in the Federal Express packaging provided to signify your approval of the foregoing amendment to the Agreement. The extra original of this Letter Agreement is for your records.

ATTEST:	MAXXAM INC.

/s/ Nawasa Lafferty	By:	/s/ Byron L. Wade
Nawasa Lafferty		Byron L. Wade, Vice President,
Assistant Secretary		Secretary & Deputy General Counsel

I, Ezra G. Levin, do hereby agree to the foregoing Amendment to the Deferred Fee Agreement dated as of September 1, 1994, between MAXXAM Inc. and myself.

/s/ Ezra G. Levin
Ezra G. Levin